Exhibit 99.1

Join Off The Hook’s Exclusive Live Investor Webinar and Q&A Session on March 11

Wilmington, NC – March 06, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and the largest buyer and seller of used boats in the nation, is pleased to invite investors to a webinar on March 11, 2026, at 4:15 p.m. ET.

The exclusive event, hosted by RedChip Companies, will feature Brian John, CEO of Off The Hook, who will discuss how the Company operates as a high-velocity, AI-powered marine liquidity platform—fundamentally differentiated from traditional marine dealerships—by acting as a market maker in the fragmented $10+ billion U.S. used boat market. Leveraging proprietary AI-assisted valuation tools, 15+ years of transaction data, direct-to-consumer sourcing channels, and vertically integrated financing, Off The Hook accelerates inventory turnover to approximately 5x annually—well above industry norms—while embedding margin at acquisition and capturing revenue across brokerage, wholesale, auctions, financing, warranty, and insurance.

Off The Hook generated approximately $99 million in revenue in fiscal 2024 and $82.6 million in revenue in the first nine months of 2025, reflecting continued scaling momentum and a 51% year-over-year increase in boats sold in the third quarter of 2025. During the presentation, Mr. John will discuss how IPO proceeds expanded floorplan capacity, removing prior inventory constraints and positioning the Company for accelerated growth.

Management will also provide an updated view of the Company’s 2026 revenue outlook in light of recent strategic developments. Prior guidance of $140–$145 million in 2026 revenue was issued before the doubling of the Company’s floorplan capacity and before the expected contribution from the APEX transaction. APEX generated approximately $30 million revenue in 2025.

With expanded inventory capacity, increasing inventory velocity, and the addition of APEX’s infrastructure, Off The Hook is entering a new phase of scale. The Company’s fixed corporate platform is designed to support materially higher transaction volume without proportional SG&A growth, while its commission-based broker network aligns costs directly with gross profit generation. As finance attachment rates and ancillary service penetration increase, management expects revenue growth to translate into operating leverage, margin expansion, and improved cash flow conversion over time—reinforcing the Company’s positioning as a technology-enabled marine liquidity platform rather than a traditional dealership model.

A live Q&A session with management will follow the presentation.

To register for the free webinar, please visit: https://www.redchip.com/webinar/OTH/81563646065

Questions can be pre-submitted to OTH@redchip.com or asked online during the live event.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Investor Relations

ir@offthehookys.com

Dave Gentry

RedChip Companies Inc.

1-800-REDCHIP (733-2447)

1-407-644-4256

OTH@redchip.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.